UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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NUTRACEA
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUTRACEA
5090 North 40th Street, Fourth Floor
Phoenix, Arizona 85018

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 4, 2008

TO THE SHAREHOLDERS:

The 2008 Annual Meeting of Shareholders of NutraCea, a California corporation, will be held at Arizona Biltmore Resort and Spa, on Wednesday, June 4, 2008, from 9:00 a.m. to 11:00 a.m., local time, for the purpose of considering and voting upon:

1.	the election of seven directors to serve on the Board of Directors until the 2009 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.
an amendment to the 2005 Equity Incentive Plan to limit the number of shares that may be granted to any person annually in order to allow NutraCea to receive certain corporate income tax deductions that may otherwise be limited by Internal Revenue Code Section 162(m);

3.	an amendment to the 2005 Equity Incentive Plan to increase the size of the automatic annual option grants to our non-employee directors; and

4.	the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on April 18, 2008, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ Todd C. Crow
Todd C. Crow
Chief Financial Officer

Phoenix, Arizona
May 1, 2008

IMPORTANT

Whether or not you expect to attend the 2008 Annual Meeting of Shareholders in person, please cast your vote online, by telephone or by completing, dating, signing and promptly returning the enclosed proxy card or voting instruction card in the enclosed envelope, which requires no postage if mailed in the United States.

NUTRACEA

5090 North 40th Street, Fourth Floor
Phoenix, Arizona 85018

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to holders of common stock (the “Common Stock”) of NutraCea, a California corporation (“NutraCea”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at NutraCea’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 4, 2008 at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Arizona Biltmore Resort and Spa, 2400 E. Missouri, Phoenix, AZ 85016. The telephone number at that address is (602) 955-6600.

This Proxy Statement and the accompanying form of proxy card / voting instruction card were mailed to shareholders on or about May 1, 2008. Our Annual Report for fiscal 2007 is enclosed with this proxy statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve an amendment to the 2005 Equity Incentive Plan to limit the number of shares that may be granted annually to any person to 2,000,000 shares; (iii) approve an amendment to the 2005 Equity Incentive Plan to increase the size of the automatic annual option grant to non-employee directors and (iv) transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on April 18, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 145,471,501 shares of Common Stock outstanding.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of NutraCea at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of NutraCea common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions. In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

Voting of Proxies. Shareholders that are “beneficial owners” (your NutraCea shares are held for you in street name by your bank, broker or other nominee) have three options for submitting their votes before the Annual Meeting, by: (a) Internet, (b) telephone or (c) mailing a completed voting instruction card to your bank, broker or other nominee. If you have Internet access and are a beneficial owner of shares of NutraCea common stock, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the voting instruction card. If you live in the United States or Canada and are a beneficial owner, you may submit your proxy by following the “Vote by Telephone” instructions on the voting instruction card. If you received your Annual Meeting materials by mail and do not wish to vote online or by telephone, or if you are a “registered shareholder” (you hold your NutraCea shares in your own name through our transfer agent, American Stock Transfer and Trust Company, or you are in possession of stock certificates), please complete and properly sign the proxy card (registered holders) or voting instruction card (beneficial owners) you receive and return it in the prepaid envelope provided, and it will be voted in accordance with the specifications made on the proxy card or voting instruction card.

If no specification is made on a signed and returned proxy card or voting instruction card, the shares represented by the proxy will be voted “FOR” the election to the Board of each of the seven nominees named on the proxy card or voting instruction card, “FOR” the amendment to our 2005 Equity Incentive Plan to limit the number of shares that may be granted annually to any person to 2,000,000 shares, “FOR” the amendment to our 2005 Equity Incentive Plan to increase the automatic annual option grants to our non-employee directors and, if any other matters are properly brought before the Annual Meeting, the proxy will be voted as the Board may recommend. We encourage beneficial owners with Internet access to record your vote on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs and is recorded immediately, minimizing risk that postal delays may cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting, you also may vote in person, and any previously submitted votes will be superseded by the vote you cast at the Annual Meeting.

Voting in Person at the Meeting. If you plan to attend the Annual Meeting and vote in person, NutraCea will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date entitles its owner to one vote on all matters. With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share of Common Stock has one vote.

Expenses of solicitation of proxies will be borne by NutraCea. NutraCea may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of NutraCea’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. NutraCea may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. NutraCea’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors. Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock represented at the Annual Meeting is required to approve the amendments to our 2005 Equity Incentive Plan described in Proposals 2 and 3.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, NutraCea believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. NutraCea further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, NutraCea intends to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Nominees will not have discretionary voting power with respect to the proposals to approve the amendment to the 2005 Equity Incentive Plan, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals.

Deadlines for Submission of Shareholder Proposals for 2009 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials. Shareholders of NutraCea are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of NutraCea. Shareholders who wish to have a proposal considered for inclusion in NutraCea’s proxy materials for NutraCea’s 2009 Annual Shareholder Meeting must submit such proposal to NutraCea by December 31, 2008. The submission of a proposal does not guarantee that it will be included in NutraCea’s proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials. Shareholders who wish to present a proposal at NutraCea’s 2009 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of NutraCea at NutraCea’s principal executive offices by March 16, 2009.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including the annual report and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting NutraCea’s Chief Financial Officer at 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018, telephone (602) 522-3000. Similarly, if you share an address with another shareholder and have received multiple copies of the proxy materials, you may contact NutraCea at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE
ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom presently are directors of NutraCea. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position

Bradley D. Edson	48	Chief Executive Officer, President and Director
David S. Bensol (1)(2)(3)	52	Director and Chairman of the Board
Wesley K. Clark	63	Director
James C. Lintzenich (1)(2)	54	Director
Edward L. McMillan (1)(3)	63	Director
Steven W. Saunders	53	Director
Kenneth L. Shropshire (2)(3)	53	Director
_____________

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating/Governance Committee.

Bradley D. Edson, has served as our Chief Executive Officer and President since October 2005 and as our President and as one of our directors since December 2004. Since October 2005, Mr. Edson also serves as Chief Executive Officer of our subsidiary, The RiceX Company. From January 2004 to December 2004, he was an independent management consultant in the nutrition industry. From February 1999 to January 2004 Mr. Edson was the Chief Executive Officer and a director of Vital Living Inc. (OTC BB: VTLV), a company that primarily developed and marketed nutraceuticals. Prior to Vital Living, Mr. Edson spent a decade developing a nationwide insurance agency focused on distribution channels for specialty products for the retail market. Prior to that, Mr. Edson was a former principal and officer of a NASD broker/dealer firm.

David S. Bensol, has served as one of our directors since March 2005. Mr. Bensol has been President of Bensol Realty Corp., a commercial real estate company, since 1978, and a management consultant since January 2000. Mr. Bensol was the former CEO of Critical Home Care, a home medical equipment provider, which recently merged with Arcadia Resources, Inc. (AMEX: KAD). Mr. Bensol was the Executive Vice President and Director of Arcadia Resources, Inc. from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. From 1979 to 1999 Mr. Bensol founded several public and private companies which became industry leaders in the areas of home medical equipment providers, acute care pharmacy providers and specialty support surface providers. Mr. Bensol received a BS Pharm. from St. Johns University, New York, and became a registered pharmacist in 1978.

Wesley K. Clark, has served as one of our directors since June 2007. Since March 2003 he has been the Chairman and Chief Executive Officer of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. Mr. Clark is a Senior Fellow at UCLA’s Burkle Center for International Relations and is Chairman of the Board of Rodman & Renshaw Holding, LLC, the parent company of Rodman & Renshaw, LLC. Mr. Clark also serves as a general partner in Four Seasons Ventures, an investment fund dedicated to commercializing military technology. From March 2001 to February 2003 he was a Managing Director of the Stephens Group Inc., an emerging company development firm. From July 2000 to March 2001 he was a consultant for Stephens Group Inc. Prior to that time, Mr. Clark served as the Supreme Allied Commander of NATO and Commander-in-Chief for the United States European Command and as the Director of the Pentagon’s Strategic Plans and Policy operation. Mr. Clark retired from the United States Army as a four-star general in July 2000 after 38 years in the military and received many decorations and honors during his military career. Mr. Clark is a graduate of the United States Military Academy and studied as a Rhodes Scholar at the Magdalen College at the University of Oxford. Mr. Clark is a director of Argyle Security Acquisition Corp., Summit Global Logistics, Inc. and Enthrust Financial Services, Inc.

James C. Lintzenich, has served as one of our directors since October 2005. Mr. Lintzenich has been a director of The RiceX Company, now a subsidiary of NutraCea, since June 2003. Mr. Lintzenich has been an independent management consultant since April 2001. From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution. From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans. Mr. Lintzenich currently serves on the Board of Directors of the Lumina Foundation for Education.

Edward L. McMillan, has served as one of our directors since October 2005. Mr. McMillan has been a director of The RiceX Company, now a subsidiary of NutraCea, since July 2004. From January 2000 to present Mr. McMillan has owned and managed McMillan LLC, a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors. From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management. From January 1988 to March 1996, McMillan was President and CEO of Purina Mills, Inc. From August 1996 to July 1997, McMillan presented a graduate seminar at Purdue University. From August 1997 to April 1999 he was with Agri Business Group, Inc. Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (AMEX:BCP), Durvet, Inc., Newco Enterprises, Inc., Marical, Inc., and Hintzsche, Inc.

Steven W. Saunders, has served as one of our directors since October 2005. He has been a director of The RiceX Company since August 1998. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since February 7, 1991, and President of Warwick Corporation, a business-consulting firm, since 1992. Mr. Saunders currently serves on the board of directors of Nano-Life Sciences, Inc., a cancer research and treatment company.

Kenneth L. Shropshire, has served as one of our directors since April 2006. Mr. Shropshire has been a professor at the Wharton School of the University of Pennsylvania since 1986, in this capacity serving as a David W. Hauck professor since 2001, the chair of the Department of Legal Studies from 2000 to 2005, and the faculty director of the Sports Business Initiative since 2004. Mr. Shropshire was of counsel at the law firm of Van Lierop, Burns & Bassett, LLP, from 1998 to 2004 and has been a practicing attorney in Los Angeles, California, focusing on sports and entertainment law. Mr. Shropshire has also taught coursework at the University of Pennsylvania School of Law, the University of San Diego School of Law and Southwestern University School of Law. Mr. Shropshire currently is a member of the board of directors of Valley Green Bank.

Board Independence

The Board has affirmatively determined that each current member of the Board, other than Mr. Saunders, Mr. Edson and Mr. Clark is independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members. Patricia McPeak and Eliot Drell, each whom served on our board of directors for a portion of 2007, were not determined to be independent under Nasdaq standards. In addition, each member of committees of our board of directors is an independent director in accordance with Nasdaq standards.

Board Meetings and Committees

During 2007, our board of directors held 18 meetings and each director attended at least 75% of those meetings, except for Mr. Clark, who attended three of the seven meetings held while he was a member of our board of directors.

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each committee of our board of directors has a written charter approved by our board of directors.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), assists the full Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The members of the Audit Committee are James C. Lintzenich, David S. Bensol and Edward L. McMillan. The Audit Committee met 5 times in 2007 and each member of the Audit Committee attended all of those meetings. Our board of directors adopted a written charter for the Audit Committee on April 18, 2007, a copy of which is attached as Annex A to our proxy statement for the 2007 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission (“SEC”) on May 21, 2007 . The Board has determined that Mr. Lintzenich is an “Audit Committee Financial Expert”, as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers. The members of the Compensation Committee are David S. Bensol, James C. Lintzenich and Kenneth L. Shropshire. In 2007, the Compensation Committee met once and all members of the Compensation Committee attended this meeting. Our board of directors adopted a written charter for the Compensation Committee on April 18, 2007, a copy of which is attached as Annex B to our proxy statement for the 2007 Annual Meeting of Shareholders that was filed with the SEC on May 21, 2007.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the board of directors and committees thereof. The members of the Governance and Nominating Committee are David S. Bensol, Edward L. McMillan and Kenneth L. Shropshire. The Corporate Governance and Nominating Committee did not meet in 2007. Our board of directors adopted a written charter for the Corporate Governance and Nominating Committee on April 18, 2007, a copy of which is attached as Annex C to our proxy statement for the 2007 Annual Meeting of Shareholders that was filed with the SEC on May 21, 2007.

Nomination Process

In evaluating potential candidates for membership on the Board, the Corporate Governance and Nominating Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Corporate Governance and Nominating Committee has not established any specific minimum qualifications for director nominees, the Corporate Governance and Nominating Committee believe that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of NutraCea. Upon the identification of a qualified candidate, the Corporate Governance and Nominating Committee would select, or recommend for consideration by the full Board, the nominee for the election of directors.

The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders. Any shareholder may make recommendations to the Corporate Governance and Nominating Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, NutraCea, 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and NutraCea.
•	Directors should have reputations, both personal and professional, consistent with the image and reputation of NutraCea.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Corporate Governance and Nominating Committee to nominate or recommend the candidate for director in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, NutraCea, 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018, who will forward the communication to the intended director or directors. If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

NutraCea has a policy of encouraging, but not requiring, directors to attend NutraCea’s annual meeting of shareholders. Six of NutraCea’s seven directors attended the 2007 Annual Meeting of Shareholders.

Director Compensation

Before May 2007, non-employee directors received the following amounts:

•	$12,000 annual cash retainer;
•	$1,000 for each board meeting attended in person;
•	$500 for each telephonic board meeting attended;
•	$2,000 annual cash retainer for serving on the audit committee or the compensation committee;
•	$4,000 annual cash retainer for the chairman of the board of directors; and
•	an option to purchase 35,000 shares of common stock each year pursuant to our 2005 Equity Incentive Plan.

Beginning in May 2007, the consideration payable to our non-employee directors changed to the following:

•	$40,000 annual cash retainer;
•	$2,000 for each board meeting attended in person;
•	$1,000 for each telephonic board meeting attended;
•	$4,000 annual cash retainer for serving on the audit committee;
•	$2,000 annual cash retainer for serving on the compensation committee or the nominating and corporate governance committee;
•	$25,000 annual cash retainer for the chairman of the board of directors;
•	$10,000 annual cash retainer for serving as chairman of the audit committee;
•	$7,000 annual cash retainer for serving as chairman of the compensation committee or the nominating and corporate governance committee; and
•	an option to purchase 35,000 shares of common stock each year pursuant to our 2005 Equity Incentive Plan.

Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board and Board committees. In addition, directors are eligible to receive common stock and common stock options under our 2005 Equity Incentive Plan. In January 2008, each non-employee director was granted an option to purchase 100,000 shares of common stock at an exercise price per share of $1.49. This option is separate from the 35,000 share option annually granted to non-employee directors.

Director Compensation Table

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-executive officer directors in 2007 for services to our company.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)(3)		All Other Compensation ($)		Total ($)
David Bensol	82,833		58,225		—		141,058
Eliot Drell	4,258		—	(4)	—		4,258
Wesley K. Clark	43,000		47,996		—		90,996
James C. Lintzenich	67,667		58,228		—		125,895
Edward L. McMillan	62,833		58,227		—		121,060
Patricia McPeak	—	(5)	—	(5)	229,227	(6)	229,227
Steven W. Saunders	56,500		58,227		—		114,727
Kenneth L Shropshire	65,167		58,227		—		123,394
Total	382,258		339,130		229,227	(6)	950,615

(1)
Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by NutraCea in 2007 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of option awards are set forth in Note 17 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for 2007.

(2)
The compensation cost recognized by NutraCea in fiscal 2007 for each stock option grant is based on the following fair values as of the grant date: $89,066 for a stock option grant to each non-employee director other than Mr. Clark to purchase 35,000 shares of common stock made on June 19, 2007 at an exercise price of $3.83 per share, and $86,629 for a stock option grant to Mr. Clark to purchase 35,000 shares of common stock made on May 1, 2007 at an exercise price of $3.76 per share.

(3)
At the end of 2007, Mr. Bensol, Mr. Clark, Mr. Drell, Mr. Lintzenich, Mr. McMillan, Ms. McPeak, Mr. Saunders and Mr. Shropshire held options to purchase an aggregate of 70,000 shares, 35,000 shares, 35,000 shares, 70,000 shares, 70,000 shares, 0 shares, 70,000 shares and 70,000 shares, respectively, as compensation for serving as NutraCea’s directors. Also, at the end of 2007, Mr. Bensol, Mr. Clark, Mr. Drell, Mr. Lintzenich, Mr. McMillan, Ms. McPeak, Mr. Saunders and Mr. Shropshire held an aggregate 0 shares, 0 shares, 35,000 shares, 0 shares, 0 shares, 35,000 shares, 0 shares and 0 shares, respectively, of common stock received as compensation for serving as directors.

(4)	Mr. Drell ceased being a director on March 8, 2007.
(5)
Ms. McPeak ceased being a director on June 19, 2007. Ms. McPeak did not receive a stock option grant and was not paid for her services as a director because she was an employee of NutraCea at the time she was a director. This amount does include $1,029,000 paid to Ms. McPeak in November, 2007 reached as part of a separation agreement (see Note 18 to the Consolidated Financial Statements)

(6)	Reflects compensation received by Ms. McPeak for serving as an employee of NutraCea. Compensation consists of the following: $228,846 as salary and $381 for payment of life insurance premiums.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of NutraCea. NutraCea will provide any person, without charge, a copy of this Code. Requests for a copy of the Code may be made by writing to NutraCea at 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018, Attention: Chief Financial Officer.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO NUTRACEA’S 2005 EQUITY INCENTIVE PLAN TO LIMIT
THE SIZE OF THE GRANTS THAT MAY BE MADE TO ANY PARTICIPANT IN ANY CALENDAR
YEAR

General

Shareholders are being asked to approve an amendment to the 2005 Equity Incentive Plan (“2005 Plan”) limiting the size of the awards that may be made to any participant in a calendar year. On May 26, 2005, the Board adopted the 2005 Plan, and on September 28, 2005, NutraCea’s shareholders approved the 2005 Plan at a Special Meeting of Shareholders. The 2005 Plan was amended in June 2007 after approval by NutraCea’s Board and shareholders. As of the Record Date, options to purchase an aggregate of 210,000 shares have been granted under the 2005 Plan and an additional 9,790,000 shares remain eligible for issuance. On April 15, 2008, the Board approved an amendment to the 2005 Plan (“Share Limitation Plan Amendment”), subject to shareholder approval, that limits the number of shares that may be granted annually to any person to 2,000,000 shares. The 2005 Plan does not currently provide such a limit.

Proposal

We are asking our shareholders to approve the Share Limitation Plan Amendment to allow NutraCea certain corporate income tax deductions that may become available to us. As explained below under “Summary of U.S. Federal Income Tax Consequences”, under the tax rules applicable to stock options, we are normally entitled to a deduction for federal tax purposes in the same amount as the ordinary income recognized by an individual who exercises a nonstatutory stock option. NutraCea is also normally entitled to a deduction for federal tax purposes equivalent to any ordinary income recognized by the holder of an incentive stock option if certain holding periods are not satisfied before the underlying stock is sold.

However, Section 162(m) of the Internal Revenue Code limits the deductions available to NutraCea for federal income tax purposes to the extent that our chief executive officer or any of our four other most highly compensated executive officers at the end of a given year receive more than $1.0 million in compensation in any single year. For purposes of Section 162(m), compensation includes the amount of ordinary income that may be recognized by an option holder as outlined above. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, NutraCea may deduct it for federal income tax purposes even if the individual’s total compensation exceeds $1.0 million in a single year. For options granted under the 2005 Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, our shareholders are required to approve the material terms of the 2005 Plan, including the maximum number of shares that may be granted to an employee during a specified period. Our shareholders previously approved the terms of the 2005 Plan, however, for these options to qualify as “performance-based” compensation under Section 162(m), applicable tax regulations require that our shareholders approve the Share Limitation Plan Amendment at the Annual Meeting.

NutraCea believes that it is in the best interests of NutraCea and its shareholders to preserve to the maximum allowable extent tax deductions that may potentially be available to NutraCea.

Summary of the 2005 Plan, as Amended

The following is a summary of the principal provisions of the 2005 Plan, as amended by the Share Limitation Plan Amendment and the Director Grant Plan Amendment described in Proposal 3. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as Annex A to this proxy statement.

Administration. The 2005 Plan is administered by the Board, and the Board has delegated administration to the Compensation Committee (the “Administrator”). The Administrator acts as the manager of the 2005 Plan, and as such has the power, subject to the terms and restrictions set forth in the 2005 Plan, to select the persons (“Participants”) to receive options (“Options”) or other awards under the 2005 Plan (collectively, “Awards”), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), and to determine all other matters relating to the 2005 Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate certain authorities and duties to officers or employees of NutraCea.

Eligibility. Every person who at the date on which an Award was granted to the person (the “Grant Date”) is an employee of NutraCea or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended (“Code”). The term “Affiliate” means a “parent corporation” or a “subsidiary corporation” as defined in the applicable provisions of the Code. Every person who at the Grant Date is a consultant to NutraCea or any Affiliate, or any person who is a director of NutraCea but not an employee, is eligible to receive Awards, including non-qualified options (“NQOs”), but is not eligible to receive ISOs. Employees may also receive NQOs. As of December 31, 2007, approximately 102 employees, consultants and directors were eligible to participate in the 2005 Plan. No person may be granted awards under the 2005 Plan during any calendar year that exercisable for more than 2,000,000 shares of common stock.

Securities Subject to the 2005 Plan. The total number of shares of common stock that are reserved and available for issuance pursuant to the exercise of Awards under the 2005 Plan is 10,000,000 shares. In addition, no more than 10,000,000 shares may be issued as ISOs. The shares covered by the portion of any grant that expires unexercised under the 2005 Plan will become available again for issuance under the 2005 Plan. The number of shares reserved for issuance under the 2005 Plan and the number of shares that may be issued as ISOs are subject to adjustment in accordance with the provisions for adjustment in the 2005 Plan.

Granting of Options. No Options may be granted under the 2005 Plan after 10 years from the date the Board initially adopted the 2005 Plan. An Option generally expires 10 years from its Grant Date, unless an earlier expiration date is specified by the Administrator at the Grant Date, except that an ISO granted to any ten percent shareholder expires five years from the Grant Date. The exercise price of an ISO or an NQO will be determined by the Administrator, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent shareholder). The closing price of NutraCea’s common stock as reported on the Over the Counter Bulletin Board on April 15, 2008 was $0.96 per share.

Each Award will be evidenced by a written agreement (in the case of Options, referred to as the “Option Agreement,” and in the case of other Awards as well as Options, referred to as the “Award Agreement”), in a form satisfactory to NutraCea, executed by NutraCea and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

Automatic Option Grant Program for Outside Directors. The 2005 Plan, as amended, provides for automatic option grants for non-employee directors of NutraCea. The automatic option grant program under the 2005 Plan (the “Director Program”) provides for the grant of an option to purchase 100,000 shares of common stock to non-employee directors on the date of each annual shareholder meeting after the director is elected or reelected to our board of directors. These option grants generally vest and become exercisable monthly as to 1/12th of the shares underlying the options until they are fully vested on the first anniversary of the grant date. The exercise price for Options granted under the Director Program is the fair market value of the common stock on the Grant Date, and the Options generally expire 10 years from the Grant Date (the “Expiration Date”). The Options cease to vest if the optionee ceases to be a member of the Board (the “Termination Date”). If the optionee ceases to be a member of the Board for any reason, then each Option that has not expired or been exercised and has vested on the Termination Date may be exercised by the optionee within 90 days after the Termination Date (or such shorter or longer period as specified in the Option Agreement), but in no event later than the Expiration Date. All of the current non-employee directors of NutraCea would be eligible to receive options under the 2005 Plan. Non-employee directors of NutraCea have an interest in the approval of this proposal by virtue of their eligibility to receive Options under the Director Program.

Corporate Transactions. The 2005 Plan provides that if NutraCea is merged into or consolidated with another corporation under circumstances where NutraCea is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the shareholders of NutraCea cease to own their shares or other equity interests in NutraCea, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of NutraCea give up all of their equity interest in NutraCea, the successor corporation may assume, convert or replace any outstanding Awards. In the alternative, the successor corporation may substitute any outstanding Awards with substantially equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding Awards of NutraCea held by a Participant, substantially similar Awards or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding options, such options will expire on such transaction at such time and on such conditions as the NutraCea board of directors determines. Options granted under the Director Program will automatically vest and become exercisable in full in connection with a corporate transaction described above and the optionee will have 12 months after the Termination Date within which to exercise the option, as described above.

Payment of Exercise Price. Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to NutraCea. Proceeds of any such payment will constitute general funds of NutraCea. The exercise price of options granted under the NutraCea 2005 Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of NutraCea to the Participant; (c) by surrender of shares of common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) by waiver of compensation due to or accrued by the Participant for services rendered; (e) by a “same-day sale” commitment from the Participant and a National Association of Securities Dealers, Inc. (“NASD”) broker; (f) by a “margin” commitment from the Participant and a NASD broker; or (g) by any combination of the foregoing.

Termination of Employment. Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, NutraCea or an Affiliate (“Employment Termination”), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of 30 days after the date of Employment Termination or such longer time period not exceeding five years as the Administrator may determine. If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant’s representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were exercisable on the date of Employment Termination.

Restricted Stock and Bonus Stock. Participants awarded restricted stock must, within certain time periods specified in the 2005 Plan, pay to NutraCea, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. Subject to the provisions of the 2005 Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such Award (the “Restriction Period”), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Administrator may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine. Except to the extent otherwise provided in the Award Agreement, upon a Participant’s Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant. The 2005 Plan also allows the Administrator to make Awards of Bonus Stock to a Participant.

Amendment, Suspension or Termination of the 2005 Plan. The Board may at any time amend, alter, suspend or discontinue the 2005 Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform the 2005 Plan and Awards granted under the 2005 Plan to the requirements of federal or other tax laws.

ERISA, Internal Revenue Code. The 2005 Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of U.S. Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2005 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a Participant’s individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2005 Plan or in connection with transactions thereunder.

Incentive Stock Options

A Participant will not have taxable income upon the grant or exercise of an ISO. However, upon exercise, the amount by which the fair market value of the common stock acquired upon exercise of the Option (“Option Shares”) exceeds the exercise price of the shares acquired (the “Option Spread”) is included on the Participant’s “alternative minimum taxable income” in determining the Participant’s liability for the “alternative minimum tax.” “Alternative minimum tax” is imposed to the extent it exceeds a Participant’s regular tax liability. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a “substantial risk of forfeiture” (including a right of repurchase in favor of NutraCea) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a “Section 83(b) Election”), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses. NutraCea receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above. This 90-day period does not apply in the case of a Participant who dies while owning an Option. In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months. The 2005 Plan allows NutraCea to extend the period during which a Participant may exercise the Option. In all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to NutraCea) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a “Disqualifying Disposition”), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed. A sale of common stock to NutraCea, including use of common stock to pay withholding or withheld by NutraCea upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

Non-Qualified Stock Options

A Participant does not have taxable income upon the grant of a NQO, provided that the exercise price is at least equal to the fair market value of the common stock on the grant date. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Participant’s tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. In such a case, the Participant’s holding period will also begin with the date of lapse.

Upon sale other than to NutraCea of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant’s tax basis in the shares, which will be long term or short term depending on the holding period. A sale of shares to NutraCea will constitute a redemption of such shares, which may be taxable as a dividend.

If the exercise price of an NQO is less than the fair market value of the Option Shares on the date of grant, the Participant recognizes ordinary income as the option vests in an amount equal to the excess of (i) the fair market value of the Option Shares on the vesting date, over (ii) the exercise price. In addition, Section 409A of the Code also imposes a 20% excise tax and an interest penalty on the amount of such income.

Restricted Stock and Bonus Stock

Restricted stock awards and stock bonuses granted under the 2005 Plan generally have the following federal income tax consequences.

Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects under Section 83(b) of the Code to be taxed on receipt of the stock. With respect to employees, NutraCea is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, NutraCea will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to recipients who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

New Plan Benefits

The grant of Options or other Awards under the 2005 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the 2005 Plan. Accordingly, future Awards are not determinable. The table of option grants under “Executive Compensation” provides information with respect to the grant of options to the Named Officers during 2007. Please see Proposal 3 for a description of the Awards that will be granted to our non-employee directors under the 2005 Plan.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE SHARE LIMITATION PLAN AMENDMENT.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO NUTRACEA’S 2005 EQUITY INCENTIVE PLAN TO
INCREASE THE SIZE OF THE AUTOMATIC ANNUAL STOCK OPTION GRANT TO OUR NON-
EMPLOYEE DIRECTORS

Shareholders are being asked to approve an amendment (“Director Grant Plan Amendment”) to the 2005 Plan to increase the size of the automatic annual stock option grants to non-employee members of the board of directors. Currently, the 2005 Plan provides that each non-employee director will automatically receive annually an option to purchase 35,000 shares of common stock (“Annual Grant”) on the date of the annual meeting of shareholders. The Director Grant Plan Amendment increases the size of the annual non-employee director grant from an option to purchase 35,000 shares to an option to purchase 100,000 shares. On April 15, 2007, the Board approved the Director Grant Plan Amendment.

We believe strongly that the approval of the Director Grant Plan Amendment is essential to our continued success. Stock options such as those provided under the 2005 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on our board of directors. In addition, due to recent statutory and regulatory changes, directors are required to accept greater responsibility, devote more time to their service as directors, and in many instances require a specific expertise to serve. The increase in the size of the Annual Grant to non-employee directors under the 2005 Plan reflects the competitive market we must face to attract and retain highly competent individuals to our board of directors on whose judgment, initiative, leadership and continued efforts the growth and profitability of NutraCea depend.

Please see proposal 2 for a description of the 2005 Equity Incentive Plan

New Plan Benefits

If the Director Grant Plan Amendment is approved by our shareholders at the Annual Meeting, each of our non-employee directors will receive an option to purchase 100,000 shares of common stock on the date of our 2008 annual meeting of shareholders.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTOR GRANT PLAN AMENDMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to support the achievement of our specific annual and long-term operational and strategic goals by attracting and rewarding superior management personnel to achieve the ultimate objective of improving shareholder value. The compensation committee of our board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. Our compensation committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Our compensation committee evaluates both performance and compensation in an effort to ensure that we maintain our ability to attract and retain individuals of superior ability and managerial talent in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, our compensation committee believes executive compensation packages we provide to our executive officers should include both cash and stock-based compensation that rewards individual and corporate performance as measured against established goals.

Before the establishment of our compensation committee in 2006, our board of directors established our compensation policies. Other than for Leo Gingras, who was hired in 2007, the compensation of our executive officers through 2007 was determined by our board of directors at the time we hired our executive officers.

Role of Executive Officers in Compensation Decisions

Our compensation committee makes all compensation decisions for our executive officers. On at least an annual basis, the compensation committee approves all compensation and awards to our executive officers that are not already determined pursuant to existing employment agreements. Our chief executive officer, Bradley Edson, provides input and arranges for our compensation committee to have access to our records and personnel for purposes of its deliberations. Mr. Edson reviews the performance of each executive officer (other than his own, which is reviewed by our compensation committee) and provides input and observations to our compensation committee. The conclusions reached and recommendations based on these reviews are presented to our compensation committee. Our compensation committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Setting Executive Compensation

Based on the foregoing objectives, our compensation committee has structured our annual and long-term incentive-based cash and non-cash executive compensation in an effort to motivate our executive officers to achieve the business goals set by us and reward them for achieving such goals. Our compensation committee believes that we compete with many companies for top executive-level talent. Accordingly, our compensation committee strives to implement compensation packages for our executive officers that are competitive. Variations to this objective may occur as dictated by the experience level of the individual and market factors. A significant percentage of total compensation for our executive officers is allocated to incentives as a result of the philosophy mentioned above. Nevertheless, strictly speaking, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Income from such incentive compensation is realized as a result of our performance or the individual’s performance, depending on the type of award, compared to established goals. Our compensation committee has not used industry benchmarks nor hired compensation consultants when determining the compensation to be paid to executive officers.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation paid to our executives consist of:

•	Base salary;

•	Signing bonuses, paid in cash;
•	cash incentive compensation under the terms of individual senior management incentive compensation plans established for our executive officers; and
•	equity compensation, generally in the form of grants of stock options.

Base Salary

Our Chief Executive Officer

We hired Brad Edson as our president in December 2004, and he became our chief executive officer in October 2005 concurrently with our acquisition of RiceX. Mr. Edson’s employment agreement with us provides for an initial base salary of $50,000 per year in year one, $150,000 in year two and $250,000 in year three, with base salary thereafter being subject to an annual increase of 10% each year that Mr. Edson is employed with us. When structuring Mr. Edson’s salary, our board considered the salary of our then chief executive officer, the amount of equity compensation that Mr. Edson required, the value that Mr. Edson could bring to NutraCea and our low cash position at the time. Based upon these criteria, the Board determined that providing Mr. Edson with base salary that started low and that grew substantially over time would allow NutraCea to preserve its available cash while ultimately providing Mr. Edson with the cash compensation appropriate for his position. The base salary paid to Mr. Edson in 2007 reflects his base salary under his original employment agreement. In January 2008, our compensation committee and our board of directors approved an amendment to Mr. Edson’s employment contract to extend the term through December 31, 2010. The amendment did not change the base salary terms of Mr. Edson’s original employment agreement.

Our Chief Financial Officer

We hired Todd C. Crow as our as our chief financial officer in October 2005 concurrent with our acquisition of RiceX. Mr. Crow had served as the chief financial officer of RiceX and we assumed his employment contract with RiceX pursuant to the terms of the acquisition. Mr. Crow’s base salary in 2007 reflects his base salary under his original employment agreement that we assumed.

Our Chief Operating Officer

We hired Leo Gingras in February 2007 to serve as a special assistant to our then chief operating officer, and Mr. Gingras became our chief operating officer in April 2007. In determining Mr. Gingras’ annual base salary of $220,000 under his employment agreement, our compensation committee and our board of directors considered the compensation sought by Mr. Gingras in order to accept employment with us, his extensive experience directly related to our business and the base salaries of our other executive officers. In January 2008, our compensation committee and our board of directors approved an amendment to Mr. Gingras’ employment contract to extend the term through February 8, 2010. The amendment did not change the base salary terms of Mr. Gingras’ employment agreement.

Our Senior Vice President of Sales

We hired Kody Newland in February 2006 to serve as our senior vice president of sales and entered into an employment agreement with him that provides for a base salary of $150,000 with annual cost of living adjustments. The base salary paid to Mr. Newland in 2007 reflects his base salary under this employment agreement. When determining Mr. Newland’s compensation in February 2006, our board of directors considered the base salary sought by Mr. Newland, Mr. Newland’s wide-ranging sales experience and the base salaries of our other executive officers. In January 2008, our compensation committee and our board of directors approved an amendment to Mr. Newland’s employment contract to extend the term through February 28, 2010. The amendment did not change the base salary terms of Mr. Newland’s employment agreement.

Our Secretary and Senior Vice President

We hired Margie Adelman as our senior vice president in January 2005. Our three-year employment agreement with Ms. Adelman provides for an initial annual salary of $150,000 with annual cost of living adjustments. The base salary paid to Ms. Adelman in 2007 reflects her base salary under this agreement. In determining her base salary at the time of hire in January 2005, our board of directors considered the base salary sought by Ms. Adelman, our low cash financial position at that time, her educational background that directly related to our business, her relevant professional experience and the compensation then being paid to our executive officers.

Bonus Compensation

We have not historically paid automatic or guaranteed bonuses to our executive officers. However, we have from time to time paid signing or retention bonuses in connection with our initial hiring or appointment of an executive officer. Whether a signing bonus and relocation expenses are paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment or to create additional incentive for an executive to join our company in a position for which there is high market demand. In 2007 we paid to Mr. Gingras a $150,000 signing bonus when he became an employee. As Mr. Gingras’ signing bonus was significant, the compensation committee required that he forfeit a pro rata portion of the bonus if he is employed with us for less than three years.

In addition to Mr. Gingras’ 150,000 signing bonus, when Mr. Gingras began employment with us we agreed to pay him $20,000 at the end of 2007 if he remained employed by us through 2007. The compensation committee determined that this bonus was appropriate given the experience that Mr. Gingras would bring to our team and our desire for him to begin work promptly to replace our then chief operating officer, Ike Lynch, who we expected would be retiring from this position soon.

In December 2007, our compensation committee approved the payment of a holiday bonus to all employees equal to three days’ pay. Our executive officers participated in the bonus.

Compensation under Individual Senior Management Incentive Compensation Plans

We entered into an employee incentive compensation plan with Brad Edson when Mr. Edson executed his employment agreement with us. Under the plan, Mr. Edson is entitled to an annual incentive bonus based upon objective performance criteria of NutraCea during a fiscal year. The annual bonus is equal to one percent of our gross sales over $25,000,000 in a year, but only if we report a positive EBITDA (earnings before interest, taxes, depreciation and amortization) for the year, disregarding the effect of non-cash charges. The bonus amount is limited to a maximum of $750,000 in any calendar year. Mr. Edson has not earned a bonus under the incentive compensation plan because we have not had gross sales of $25,000,000 in any year. Given his low initial base salary, Mr. Edson required that we provide him with incentive compensation plan as a condition to his accepting employment with us in December 2004. Also, since low sales were a primary impediment to our success at the time, our board determined that paying compensation to Mr. Edson that was tied to our revenues would align NutraCea’s and Mr. Edson’s goals. In January 2008, our compensation committee approved an amendment to Mr. Edson’s incentive compensation plan to remove the $750,000 annual cap on this bonus. The compensation committee determined that since NutraCea and our shareholders would benefit from greater sales, Mr. Edson’s sales-based incentive compensation should provide marginal benefit to Mr. Edson, regardless of how large our sales grew.

Equity Compensation

Our board of directors’ historical practice has been to grant equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us. To date, such grants have consisted primarily of stock options, specifically non-qualified stock options, that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Prior to 2008, we granted awards of stock options to our executive officers only upon their appointment as executive officers, with our obligation to grant the options typically memorialized in the offer letter or employment agreement, or an addendum to an employment agreement, entered into with the applicable executive officer. In the years between 2004 and 2007, Mr. Edson, Ms. Adelman, Mr. Newland and Mr. Gingras all received various stock option grants under these circumstances.

The terms of the initial stock options granted to our executives varied executive by executive. Mr. Edson’s initial stock option was fully vested when granted as required by Mr. Edson in order to begin employment with us. Ms. Adelman’s initial stock option grant vested as to 25% of the shares when she was hired and vested as to 25% of the shares on the one year anniversary of her hire date. Our board of directors determined that the remainder of her shares should only vest if we achieved certain performance results. Accordingly, the remaining 50% of the shares underlying her initial option grant will vest only if we achieve during her employment with us both (i) gross sales over $25,000,000 in a year and (ii) a positive EBITDA (earnings before interest, taxes, depreciation and amortization) for the year, disregarding the effect of non-cash charges. We did not grant a new stock option to Mr. Crow when he became our chief financial officer. However, pursuant to the terms of the RiceX acquisition we assumed all outstanding RiceX stock options, including the stock options held by Mr. Crow. The terms of the stock options initially granted to Mssrs. Gingras and Newland were determined based upon negotiations with Mr. Gingras and Mr. Newland and were consistent with the stock options granted to and held by our other executive officers.

In January 2008, our compensation committee and directors approved the grant of new stock options to each of our executive officers (the “2008 Options”). Mr. Edson received an option to purchase 1,000,000 shares, Mr. Gingras received and option to purchase 350,000 shares and Todd Crow, Kody Newland and Margie Adelman each received an option to purchase 100,000 shares. Our compensation committee and board of directors determined the number of option shares underlying each executives options based upon the relative positions and responsibilities of the executives. The current level of option holdings by the executives was not considered when these grants were made. Each of the 2008 option grants to executives is performance based in order to incentivize the executives to achieve positive financial results and to align the interests of our executives with our shareholders. One half of the underlying shares will vest only if our gross revenues exceeds 85% of targeted gross revenues in 2008 and 2009 and the other half of the underlying shares will vest only if our net income exceeds 85% of targeted net income for 2008 and 2009. We believe that these performance targets are achievable in 2008 and 2009.

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates. Authority to make equity-based awards to executive officers rests with our compensation committee, which considers the recommendations of our chief executive officer. If we become listed on a national securities exchange like NASDAQ in the future, we will be subject to NASDAQ listing standards that, in general, require shareholder approval of equity-based plans.

Each of our executive officers is eligible to receive stock option grants under our 2005 Equity Incentive Plan, or the 2005 Plan.

Severance and Change of Control Payments

In 2007 and 2008, our board of directors and compensation committee approved severance arrangements in the amended employment agreements of Mr. Edson, Mr. Gingras and Mr. Newland and accelerated vesting provisions for the 2008 Options upon certain change in control events. We believe that we should provide reasonable severance benefits to key employees, recognizing that it may be difficult for them to find comparable employment within a short period of time. We further want our executive officers to be free to think creatively and promote our best interests without worrying about the impact of those decisions on their employment. Accordingly, we implement severance and change of control arrangements in our executives’ compensation packages to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of our shareholders without undue concern about whether the transaction may jeopardize their employment or the continued vesting of their stock options. For a description of the termination and change in control arrangements that we have made with our executive officers, see “Executive Employment Agreements” and “Potential Payments upon Termination or Change in Control.”

Other Benefits

We believe establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, long-term disability, group life insurance and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan, but we do not offer additional retirement benefits.

Perquisites

Each of our executive officers receives similar perquisites. Under the terms of the employment agreements with our executive officers, we are obligated to reimburse each executive officer for all reasonable travel, entertainment and other expenses incurred by the officer in connection with the performance of his duties and obligations under the agreement. When necessary and appropriate, upon the hire of new executives, we may pay additional amounts in reimbursement of relocations costs. The most significant ongoing perquisite that our executive officers receive is an automobile allowance and other automobile expenses, including insurance costs.

Tax and Accounting Considerations

All equity-based awards have been reflected in our consolidated financial statements, based upon the applicable accounting guidance. Previously, we accounted for equity compensation paid to our employees under SFAS No. 123 and compensation was recorded for option grants based on the excess of the estimated fair value of the common stock on the vesting date over the exercise price. Effective January 1, 2006, we adopted FAS 123R using the modified prospective transition method. Under this method, stock-based compensation expense is recognized using the fair-value based method for all awards granted on or after the date of adoption of FAS 123R. FAS 123R requires us to estimate and record an expense over the service period of the stock-based award. In 2007, our compensation committee, conscious of the less favorable accounting treatment for stock options resulting from adoption of FAS 123R, took a more deliberate approach to the granting of awards of stock options.

We currently intend that all cash compensation paid to our executive officers will be tax deductible for us. However, with respect to equity-based awards, while any gain recognized by our executive officers and other employees from non-qualified stock options generally should be deductible, subject to limitations imposed under Section 162(m) of the Internal Revenue Code, to the extent that in the future we grant incentive stock options, any gain recognized by the optionee related to such options will not be deductible by us if there is no disqualifying disposition by the optionee.

We may not be able to deduct a portion of the equity compensation earned by our executive officers. Section 162(m) of the Internal Revenue Code generally prohibits us from deducting the compensation of an executive officer that exceeds $1,000,000 in a year unless that compensation is based on the satisfaction of objective performance goals. None of the stock options held by our executive officers qualify as performance based compensation under Section 162(m). Accordingly, if any of our executive officers recognizes income in excess of $1,000,000, including amounts includible in income from the exercise of stock options currently outstanding, this excess will not be tax deductible by us.

Under certain circumstances, an accelerated vesting or the cash out of stock options or the payment of severance awards in connection with a change of control might be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code. To the extent payments are considered to be “excess parachute payments,” the executive receiving the benefit may be subject to an excise tax and we may be denied a tax deduction. We do not consider the potential impact of Section 280G when designing our compensation programs.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2007 fiscal year were David Bensol, James Lintzenich and Kenneth L. Shropshire. All members of the Compensation Committee during 2007 were independent directors, and none of them were our employees or former employees. During 2007, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2007 and its proxy statement relating to our 2008 annual meeting of shareholders.

Respectfully Submitted by the Compensation Committee,
David Bensol
James Lintzenich
Kenneth L. Shropshire

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal year 2007 by:

•	each person who served as our chief executive officer in 2007;
•	each person who served as our chief financial officer in 2007; and
•
our three most highly compensated executive officers, other than our chief executive officer and our chief financial officer, who were serving as executive officers at the end of 2007 and, at that time, were our only other executive officers.

We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)(2)(3)	Total ($)
Bradley Edson, President and Chief Executive Officer	2007	255,769	3,173	—	24,909	283,851
	2006	159,723	—	—	22,307	182,030
Todd C. Crow, Chief Financial Officer	2007	159,362	1,863	—	26,584	187,809
	2006	153,427	—	—	19,062	172,489
Leo G. Gingras, Chief Operating Officer	2007	177,479	152,538	438,550	13,051	781,618

Margie D. Adelman, Secretary and Senior Vice President	2007	157,901	1,830	—	22,352	182,083
	2006	154,504	—	—	16,324	170,828
Kody Newland, Senior Vice President of Sales	2007	152,412	1,793	182,488	18,711	336,944
	2006	121,754	—	250,228	14,545	386,526

(1)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). The assumptions used to calculate the value of option awards are set forth in Note 17 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for 2007.

(2)
Consists of the following amounts for 2006: (i) for Mr. Edson, an automobile allowance ($7,200), life insurance premium payments ($381), payment for unused personal time ($8,294) and a matching 401(k) contribution ($6,432); (ii) for Mr. Crow, an automobile allowance ($9,600), automobile insurance payments ($1,000), life insurance premium payments ($400), payment for unused personal time ($3,362) and a matching 401(k) contribution ($4,700); (iii) for Ms. Adelman, an automobile allowance ($7,200), life insurance premium payments ($381), payment for unused personal time ($2,522) and a matching 401(k) contribution ($6,221); and (iv) for Mr. Newland, an automobile allowance ($7,200), life insurance premium payments ($318), payment for unused personal time ($3,606) and a matching 401(k) contribution ($3,421).

(3)
Consists of the following amounts for 2007: (i) for Mr. Edson, an automobile allowance ($7,200), life insurance premium payments ($381), payment for unused personal time ($3,222) and a matching 401(k) contribution ($14,106); (ii) for Mr. Crow, an automobile allowance ($9,600), automobile insurance payments ($852), life insurance premium payments ($381), payment for unused personal time ($3,105) and a matching 401(k) contribution ($12,646); (iii) for Mr. Gingras, an automobile allowance ($6,300), life insurance premium payments ($381), payment for unused personal time ($3,966.35) and a matching 401(k) contribution ($2,403.64); (iv) for Ms. Adelman, an automobile allowance ($7,200), life insurance premium payments ($381), payment for unused personal time ($3,813) and a matching 401(k) contribution ($10,958); and (v) for Mr. Newland, an automobile allowance ($7,200), life insurance premium payments ($381), payment for unused personal time ($2,988) and a matching 401(k) contribution ($8,142).

2007 Grants of Plan-Based Awards

Set forth in the table below is information regarding a stock option award granted to a named executive officer in 2007. This stock option grant represents all of the grants of awards to our named executive officers under any plan during or with respect to 2007.

Name	Grant Date	All Other Option Awards: # of Shares Underlying Options	Exercise Price of Options ($/Sh)	Close Price on Grant Date ($/Sh)	Grant Date Fair Value of Option Awards
Leo G. Gingras	2/08/2007	250,000	$2.63	$2.63	$438,560

The fair market value that is used to determine the exercise price for option grants is the closing price of NutraCea’s stock on the last market trading day prior to the grant date as reported on the OTC Bulletin Board.  The stock option granted to Mr. Gingras during 2007 expires on February 8, 2017, and the shares subject to the option vest as to 1/36th of the shares at the end of each successive calendar month in which Mr. Gingras remains a service provider for us. The grant date fair value of the option awards is calculated using the Black-Scholes valuation model using the following assumptions:

Assumption	Rate
Average risk free interest rate	4.75%
Average expected term (years)	6.2
Average expected volatility	69%

Outstanding Equity Awards as Of December 31, 2007

The following table provides information as of December 31, 2007 regarding unexercised stock options held by each of our named executive officers.

	Outstanding Equity Awards at 12/31/07
Name	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Un-exercisable)	Option Exercise Price ($/sh)	Option Expiration Date
Bradley Edson	6,000,000	—	$0.30	12/16/2014
Todd C. Crow(1)	46,079	—	0.30	10/04/2008
	38,399	—	0.30	10/04/2008
	691,191	—	0.30	10/31/2009
	76,799	—	0.30	2/22/2011
	38,399	—	0.30	2/22/2011
	38,399	—	0.30	1/28/2012
	95,998	—	0.30	1/02/2012
	507,807	29,871	0.30	3/31/2015
Leo G. Gingras(2)	76,389	173,602	2.63	2/08/2017
Margie Adelman(3)	1,000,000	—	0.30	1/24/2015
	—	1,000,000	0.30	1/24/2015
Kody Newland(4)	450,000	50,000	1.00	12/31/2015

(1)	For the option expiring on March 31, 2015, one half of the shares subject to the option vested upon grant and 1/36th of the remaining shares vest monthly over three years.
(2)	For the option expiring on February 8, 2017, 1/36th of the shares subject to the option vest monthly over three years.
(3)
The un-exercisable option vests as to all 1,000,000 shares if we achieve while Ms. Adelman is employed with us, annual gross sales of at least $25,000,000 and a positive EBITDA, disregarding noncash charges, over the same period.

(4)	100,000 of the shares subject to the option vested upon grant and 50,000 shares vest each calendar quarter thereafter over two years.

2007 Option Exercises and Stock Vested

In 2007, none of our named executive officers exercised any stock options or similar awards we granted to them, nor did any stock or similar award granted by us to any of our named executive officers vest.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Executive Employment Agreements

Brad Edson

On December 17, 2004, we entered into an employment agreement with our current President and Chief Executive Officer, Bradley D. Edson, pursuant to which we agreed to pay Mr. Edson a base salary of $50,000 in year one; a base salary of $150,000 in year two; a base salary of $250,000 in year three; and a base salary that increases by 10% a year each year thereafter. The initial term of this agreement was three years and automatically extends for up to two additional one year terms unless either NutraCea or Mr. Edson gives written notice to terminate this agreement at least 180 days before the end of the preceding term. This agreement provided that Mr. Edson be entitled to an annual incentive bonus based upon performance (“Edson Incentive Bonus”) and to be provided a car allowance of $600 per month. The incentive bonus is payable annually within 10 days of the completion of our annual independent audit. The bonus is one percent of our “Gross Sales over $25,000,000,” but only if we report a positive EBITDA for the period. The bonus amount was limited to a maximum of $750,000 in any calendar year. In addition, Mr. Edson was issued a warrant to purchase 6,000,000 shares of our common stock at an exercise price of $0.30 per share in connection with his initial employment with us. The warrant is immediately exercisable as to all underlying shares and expires ten years from the date of issuance.

On January 8, 2008, we amended the employment agreement to remove the $750,000 cap on the Edson Incentive Bonus and extended the initial term of the agreement to December 31, 2010. In connection with this amendment, we granted to Mr. Edson an option to purchase 1,000,000 shares of our common stock at an exercise price per share of $1.49. This option will vest as follows so long as Mr. Edson is employed by us on each vesting date: (1) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) ¼ of the option shares vest on December 31, 2009 so long as we achieve for 2009 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2009, (3) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2008 net income that equals or exceeds 85% of net income budgeted for 2008, and (4) ¼ of the option shares vest on December 31, 2009 so long as we achieve for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.

For a description of the termination and change in control provisions of Mr. Edson’s employment agreement, see “Potential Payments upon Termination or Change in Control.”

Todd C. Crow

In September 2005, we entered into a first amendment to employment agreement with Todd C. Crow, pursuant to which we assumed the employment agreement between Mr. Crow and The RiceX Company. The employment agreement, as amended, provides that Mr. Crow will serve as Chief Financial Officer of NutraCea and the RiceX Company. Mr. Crow’s employment agreement, as amended, provides that Mr. Crow will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. On January 8, 2008, we issued to Mr. Crow an option to purchase 100,000 shares of our common stock at an exercise price per share of $1.49. This option will vest as follows so long as Mr. Crow is employed by us on each vesting date: (1) 1/2 of the option shares vest on December 31, 2008 so long as we achieve for 2008 gross revenue that equal or exceed 85% of gross revenue budgeted for 2008, (2) 1/2 of the option shares vest on December 31, 2009 so long as we achieve for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.

For a description of the termination and change in control provisions of Mr. Crow’s employment agreement, see “Potential Payments upon Termination or Change in Control.”

Leo Gingras

On February 8, 2007, we entered into an employment agreement with Leo Gingras, our current Chief Operating Officer. Leo served as special assistant to our former Chief Operating Officer until he became our Chief Operating Officer on April 11, 2007. Pursuant to the employment agreement, we agreed to pay Mr. Gingras an annual salary of $220,000. In addition, we paid to Mr. Gingras a sign-on bonus of $150,000. If Mr. Gingras voluntarily resigns before March 15, 2010, Mr. Gingras will be required to repay to NutraCea a proportionate amount of this sign-on bonus based upon the time he is employed by us between March 15, 2007 and March 15, 2010. The employment agreement further requires that NutraCea pay to Mr. Gingras a bonus of $20,000 for 2007 and a $600 per month car allowance. In connection with him becoming one of our employees, Mr. Gingras was issued an option to purchase 250,000 shares of NutraCea’s common stock at an exercise price of $2.63 per share that vested monthly as to 1/36th of the underlying shares over three years.

On January 8, 2008, Mr. Gingras’ employment agreement was amended to provide an employment term that ends on February 8, 2010, to increase the monthly car allowance to $850 and to provide for an annual cost of living adjustment for his base salary. Concurrently with the execution of this amendment, we granted to Mr. Gingras an option to purchase 350,000 shares of our common stock at an exercise price per share of $1.49. This option will vest as follows so long as Mr. Newland is employed by us on each vesting date: (1) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) ¼ of the option shares vest on December 31, 2009 so long as we achieve for 2009 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2009, (3) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2008 net income that equals or exceeds 85% of net income budgeted for 2008, and (4) ¼ of the option shares vest on December 31, 2009 so long as we achieve for 2008 net income that equals or exceeds 85% of net income budgeted for 2008.

For a description of the termination and change in control provisions of Mr. Gingras’ employment agreement, see “Potential Payments upon Termination or Change in Control.”

Kody Newland

On February 27, 2006, NutraCea entered into a two year employment agreement with Kody Newland, NutraCea’s Senior Vice President of Sales, pursuant to which NutraCea is to pay Mr. Newland a base salary of $150,000 per year which will be reviewed annually and adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The term of agreement may be extended by mutual agreement of the parties on a month to month basis. The agreement provides that Mr. Newland is eligible for future incentive bonuses based solely on the discretion of NutraCea’s Chief Executive Officer or President and the approval of NutraCea’s Compensation Committee. In addition, the agreement includes a car allowance of $600 per month. In connection with Mr. Newland’s employment with us, we issued to him an option to purchase 500,000 shares of NutraCea’s common stock at an exercise price of one dollar per share.

On January 8, 2008, we amended Mr. Newland’s employment agreement to extend the initial term to February 27, 2010 and to increase the monthly car allowance to $850. In connection with this amendment, we granted to Mr. Newland an option to purchase 100,000 shares of our common stock at an exercise price per share of $1.49. This option will vest as follows so long as Mr. Newland is employed by us on each vesting date: (1) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) ¼ of the option shares vest on December 31, 2009 so long as we achieve for 2009 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2009, (3) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2008 net income that equals or exceeds 85% of net income budgeted for 2008, and (4) ¼ of the option shares vest on December 31, 2008 so long as we achieve for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.

For a description of the termination and change in control provisions of Mr. Newland’s employment agreement, see “Potential Payments upon Termination or Change in Control.”

Margie D. Adelman

On January 25, 2005, we entered into a three year employment agreement with Margie D. Adelman, our Senior Vice President and Secretary, pursuant to which we agreed to pay Ms. Adelman a base salary of $150,000 per year. The agreement also provides that Ms. Adelman is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of our Chief Executive Officer or President and the approval of our Compensation Committee. Ms. Adelman was issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.30 per share, 500,000 shares of which vested upon signing and 500,000 shares of which vested on January 25, 2006. In addition, Ms Adelman was issued a warrant to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 that will vest if we achieve both annual gross sales over $25,000,000 and report a positive annual EBITDA, excluding the effect of noncash charges, during Ms. Adelman’s employment with NutraCea. All warrants expire ten years from the date of issuance. On February 26, 2006, the agreement was modified to include a car allowance of $600 per month and a cost of living increase for the balance of the term of her agreement. On January 8, 2008, we issued to Ms. Adelman an option to purchase 100,000 shares of our common stock at an exercise price per share of $1.49. This options will vest as follows so long as Ms. Adelman is employed by us on each vesting date: (1) 1/2 of the option shares vest on December 31, 2008 so long as we achieve for 2008 gross revenue that equal or exceed 85% of gross revenue budgeted for 2008, (2) 1/2 of the option shares vest on December 31, 2009 so long as we achieve for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.

For a description of the termination and change in control provisions of Ms. Adelman’s employment agreement, see “Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

We have entered into employment agreements and stock option agreements with our named executive officers that require us to provide compensation to them upon termination of their employment with us or a change in control of NutraCea. Regardless of the manner in which a named executive officer’s employment terminates, the executive officer will be entitled to receive amounts earned during the term of employment. Such amounts include:

•	the portion of the officer’s current annual base salary which has accrued through the date of termination;
•	vested stock options; and
•	payment for accrued but unused vacation.

In addition to these payments, the amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, termination following a changer of control and in the event of disability or death of the executive is discussed below.

Bradley Edson

Resignation for Good Reason. In the event Mr. Edson resigns for “good reason,” Mr. Edson is entitled to:

•	100% of his base salary through the end of the term of the agreement, but no less than the base salary paid to him in the previous 12 months, to be paid immediately following termination;
•
a proportionate share of any bonus he would be entitled to receive for the year in which the termination occurred, based upon the time he was employed by us that year, payable at the regular time such bonus is paid; and

•	immediate vesting of all his unvested stock options.

“Good reason” is defined as (i) the assignment to Mr. Edson of duties that are inconsistent with his position and nature of employment, (ii) the reduction of the duties which are inconsistent with his position and nature of employment, (iii) a change in Mr. Edson’s title, (iv) a reduction in Mr. Edson’s compensation and benefits, (v) a successor company not agreeing to assume the agreement or (vi) a “change of control.”

“Change of control” is defined as (i) a merger or consolidation approved by our shareholders in which shares possessing more than 50% of the total combined voting power of our outstanding stock are transferred to a person or persons different from the persons holding those shares immediately before such merger or consolidation, (ii) the transfer of more than 50% of the total combined voting power of our outstanding stock to a person or persons different from the persons holding those shares immediately before such transaction, or (iii) the sale, transfer or other disposition of all or substantially all of our assets in our complete liquidation or dissolution.

Disability or Death. In the event Mr. Edson is terminated because of his disability or death, Mr. Edson is entitled to:

•	six months of his base salary payable in regular installments;
•	incentive compensation through the end of the fiscal year; and
•	six months vesting of unvested options.

“Disability” is defined as Mr. Edson’s inability to carry on substantially all of his normal duties and obligations under the agreement for a continuous period of one hundred eighty (180) days due to accident, illness or other disability.

Resignation Without Good Reason and Termination for Cause. In the event Mr. Edson resigns without “good reason” or is terminated by us for “cause,” Mr. Edson is entitled to:

•
a proportionate share of any bonus he would be entitled to receive for the year in which the termination occurred, based upon the time he was employed by us that year, payable at the regular time such bonus is paid; and

“Cause” is defined as the conviction of a felony, a crime involving moral turpitude causing material harm to our standing and reputation or fraud against us.

Termination Without Cause. In the event the agreement is terminated by reason of Mr. Edson’s termination without “cause,” Mr. Edson is entitled to:

•	100% of his base salary through the end of the term of the agreement, but no less than the base salary paid to him in the previous 12 months, to be paid immediately following termination;
•	incentive compensation through the end of the term of the agreement, payable at the regular time for such incentive compensation;
•	immediate vesting of all his unvested stock options.

Change of Control Benefit (Option for 1,000,000 Shares). In the event of a “change of control”, Mr. Edson’s stock option to purchase 1,000,000 shares of our common stock, which was granted to him on January 8, 2008, will immediately vest as to all unvested shares.

“Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Todd Crow

Termination Without Cause. In the event Mr. Crow is terminated without “cause,” Mr. Crow is entitled to:

•	the greater of (i) Mr. Crow’s monthly base salary times the number of months remaining on the terms of the agreement or (ii) one year of Mr. Crow’s base salary.

“Cause” is defined as (i) Mr. Crow’s willful and continued failure substantially to perform his duties and obligations under the agreement after written demand for substantial performance has been delivered to him by us which sets forth with reasonable specificity the deficiencies in Mr. Crow’s performance and giving Mr. Crow at least thirty (30) days to correct such deficiencies, (ii) Mr. Crow committing fraud or making intentionally material misrepresentations, (iii) Mr. Crow’s unauthorized disclosure or use of our trade secrets or confidential information, (iv) Mr. Crow’s conviction of a felony, (v) theft or conversion of our property by Mr. Crow, or (vi) Mr. Crow’s habitual misuse of alcohol, illegal narcotics, or other intoxicant.

Termination in Connection with a Change in Control. In the event Mr. Crow is terminated as a result of a “change in control” and Mr. Crow is not employed in the same capacity or being paid the same base salary by the successor entity, Mr. Crow is entitled to:

•	the greater of (i) two years of base salary or (ii) the base salary remaining to be paid through the term of the agreement;
•	continued medical and dental benefits for two years after the change of control; and
•	immediate vesting of any unvested shares under his option to purchase 537,678 shares.

“Change in control” is defined as (i) a merger or acquisition in which we are not the surviving entity, except for (a) a transaction the principal purpose of which is to change the state of our incorporation, or (b) a transaction in which our shareholders immediately before such transaction hold, immediately after such transaction, at least 50% of the voting power of the surviving entity; (ii) a shareholder approved sale, transfer or other disposition of all or substantially all of our assets; (iii) a transfer of all or substantially all of our assets pursuant to a partnership or joint venture agreement or similar arrangement where our resulting interest is less than fifty percent (50%); (iv) any reverse merger in which we are the surviving entity but in which fifty percent (50%) or more of our outstanding voting stock is transferred to holders different from those who held the stock immediately before such merger; (v) a change in ownership of our stock through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of our stock representing fifty percent (50%) or more of the voting power of our outstanding stock; or (vi) a majority of the members of our board of directors are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors before the date of such appointment of election.

Change of Control Benefit (Option for 100,000 shares). In the event of a “change of control”, Mr. Crow’s stock option to purchase 100,000 shares of our common stock, which was granted to him on January 8, 2008, will vest as to all unvested shares.

“Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Leo Gingras

Termination Without Cause. In the event we terminate Mr. Gingras’ without “cause,” Mr. Gingras is entitled to:

•	an amount equal to twelve months of his base salary.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, (ii) a determination by the board of directors that Mr. Gingras has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Gingras having failed to meet written standards established by us for performance of duties under the employment agreement, (iv) Mr. Gingras has committed, as determined by our board of directors, or has been convicted of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, (v) Mr. Gingras has taken or failed to take any actions such that such action or failure constitutes legal cause for termination under California law, or (vi) Mr. Gingras misuses alcohol or any non prescribed drug.

Termination in Connection with a Change of Control (Option for 250,000 Shares). If Mr. Gingras is terminated other than for “cause”, “death”, or “disability” in the 12 month period following a “change of control”, Mr. Gingras’ stock option to purchase 250,000 shares of our common stock will vest as to all unvested shares.

Under this option to purchase 250,000 shares:

“change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets;

“cause” is defined as (i) Mr. Gingras’ failure to perform his assigned duties or responsibilities after notice thereof from us describing his failure to perform such duties or responsibilities; (ii) Mr. Gingras engages in any act of dishonesty, fraud or misrepresentation; (iii) Mr. Gingras’ violation of any federal or state law or regulation applicable to our business; (iv) Mr. Gingras’ breach of any confidentiality agreement or invention assignment agreement; or (v) Mr. Gingras being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude; and

“disability” is defined as an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Change of Control Benefit (Option for 350,000 Shares). In the event of a “change of control”, Mr. Gingras’ stock option to purchase 350,000 shares of our common stock, which was granted to him on January 8, 2008, will immediately vest as to all unvested shares. Under this option, “change of control” has the same definition for such term as is set forth in the 250,000 share option.

Kody Newland

Termination Without Cause. In the event we terminate Mr. Newland without “cause,” Mr. Newland is entitled to:

•	an amount equal to his base salary for the remainder of the term of his employment agreement, not to exceed 12 months.

“Cause” is defined in his employment agreement as (i) a determination by the board of directors that Mr. Newland has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties and we have filed a civil lawsuit against him for the same claims, (ii) Mr. Newland has taken or failed to take any actions such that such action or failure constitutes legal cause for termination under California law, (iii) Mr. Newland has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, (iv) Mr. Newland having materially breached the terms of his employment agreement and not cured the breach in 10 days after receipt of written notice or (v) Mr. Newland having failed to meet written standards established by us for performance of duties and not cured this failure within 10 days after receipt of written notice.

Change of Control Benefit (Options to Purchase 500,000 and 100,000 Shares). In the event of a “change of control”, Mr. Newland’s stock options to purchase 500,000 shares and 100,000 shares of our common stock, respectively, will vest as to all unvested shares.

“Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Margie Adelman

Termination Without Cause. In the event Ms. Adelman is terminated by us without “cause,” Ms. Adelman is entitled to:

•	an amount equal to 12 months of her then base salary, to be paid immediately following termination.

“Cause” is defined as (i) a determination by the board of directors that Ms. Adelman has been grossly negligent or has engaged in material willful or gross misconduct in the performance of her duties and we have filed a civil lawsuit against her for the same claims, (ii) Ms. Adelman has taken or failed to take any actions such that such action or failure constitutes legal cause for termination under California law, (iii) Ms. Adelman has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, (iv) Ms. Adelman having materially breached the terms of her employment agreement and not cured the breach in 10 days after receipt of written notice or (v) Ms. Adelman having failed to meet written standards established by us for performance of duties and not cured this failure within 10 days after receipt of written notice.

Disability. In the event the agreement is terminated by reason of Ms. Adelman’s “disability,” Ms. Adelman is entitled to:

•	twelve months of his base salary payable in a lump sum; and
•	continued benefits for six months following termination.

Under the agreement, Ms. Adelman is considered “disabled” if she is incapable of substantially fulfilling her duties because of physical, mental or emotional incapacity from injury, sickness or disease for a period of three (3) months in a twelve month period.

Change of Control Benefit (Option for 100,000 Shares). In the event of a “change of control”, Ms. Adelman’s stock option to purchase 100,000 shares of our common stock, which was granted to her on January 8, 2008, will vest as to all unvested shares.

“Change of control” is defined as (i) our merger or consolidation with any other corporation which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or disposal of all or substantially all of our assets.

Quantified Benefits

The following tables indicate the potential payments and benefits to which our named executive officers will be entitled upon termination of employment or upon a change of control. Calculations for the following tables are based on the following assumptions: (i) the triggering event occurred on December 31, 2007; and (ii) salaries were paid through December 31, 2007.

Voluntary Termination, Involuntary For Cause Termination

If on December 31, 2007 we terminated our named executive officers with cause or they voluntarily terminated their employment with us without good reason, they would have be entitled to receive as compensation, all amounts earned during the term of employment that were not previously paid.

Termination Because of Death or Disability

Name	Salary		Bonus	Stock Options	Benefits		Total Benefits
Bradley Edson	$137,500	(1)	—	—	—		$137,500
Todd C. Crow	—		—	—	—		—
Leo Gingras	—		—	—	—		—
Kody Newland	—		—	—	—		—
Margie Adelman(2)	$161,460	(3)	—	—	$5,511	(4)	$166,971

(1)	Represents six months of base salary.
(2)	Ms. Adelman’s benefits described above are payable in the event of disability, but not death.
(3)	Represents twelve months of base salary.
(4)	Represents six months of health and dental insurance premiums.

Voluntary or Involuntary Termination as a Result of or Following a Change of Control

Name	Salary		Bonus	Stock Options		Benefits		Total Benefits
Bradley Edson	$255,769	(1)	—	—		—		$255,769
Todd C. Crow	$322,920	(2)	—	$32,858	(3)	$21,643	(4)	$377,421
Leo Gingras	—		—	—		—	(5)	—
Kody Newland	—		—	—		—		—
Margie Adelman	—		—	—		—		—

(1)
Represents an amount equal to the salary paid to Mr. Edson in 2007. Mr. Edson’s employment agreement was amended on January 8, 2008 to extend the term of his employment through December 31, 2010. If the amended employment agreement were in effect on December 31, 2007 and Mr. Edson was terminated on December 31, 2007 without cause, he would have been entitled to receive an immediate payment of all base salary under the remaining three years of the term ($825,000) instead of an amount equal to the remaining eleven months of base salary shown above.

(2)	Represents two years of base salary.
(3)	Represents six months of health and dental insurance premiums.
(4)
Represents the benefit that Mr. Crow would have received from the vesting of the 29,871 unvested shares underlying his option to purchase 537,678 shares. The benefit to Mr. Crow for the accelerated vesting of his stock option was calculated by multiplying the 29,871 unvested shares by the difference between the closing price of our common stock on December 31, 2007 ($1.40) and the per share exercise price of the stock option ($0.30).

(5)
Mr. Gingras’ option to purchase 250,000 shares vests as to all unvested shares if Mr. Gingras is terminated following a change of control other than for cause, disability or death. The benefit that Mr. Gingras would have received upon the vesting of these option shares is not included above because the exercise price of his option exceeds the closing price of our common stock on December 31, 2007.

Voluntary Termination for Good Reason

Name	Salary		Bonus	Stock Options	Benefits	Total Benefits
Bradley Edson	$255,769	(1)	—	—	—	$255,769
Todd C. Crow	—		—	—	—	—
Leo Gingras	—		—	—	—	—
Kody Newland	—		—	—	—	—
Margie Adelman	—		—	—	—	—

(1)
Represents an amount equal to the salary paid to Mr. Edson in 2007. Mr. Edson’s employment agreement was amended on January 8, 2008 to extend the term of his employment through December 31, 2010. If the amended employment agreement were in effect on December 31, 2007 and Mr. Edson was terminated on December 31, 2007 without cause, he would have been entitled to receive an immediate payment of all base salary under the remaining three years of the term ($825,000) instead of an amount equal to the remaining eleven months of base salary shown above.

Involuntary Not For Cause Termination

Name	Salary		Bonus	Stock Options	Benefits	Total Benefits
Bradley Edson	$255,769	(1)	—	—	—	$255,769
Todd C. Crow	$161,460	(3)	—	—	—	$161,460
Leo Gingras	$220,000	(3)	—	—	—	$220,000
Kody Newland	$25,900	(4)	—	—	—	$29,900
Margie Adelman	$161,460	(3)	—	—	—	$161,460

(1)
Represents an amount equal to the salary paid to Mr. Edson in 2007. Mr. Edson’s employment agreement was amended on January 8, 2008 to extend the term of his employment through December 31, 2010. If the amended employment agreement were in effect on December 31, 2007 and Mr. Edson was terminated on December 31, 2007 without cause, he would have been entitled to receive an immediate payment of all base salary under the remaining three years of the term ($825,000) instead of an amount equal to the remaining eleven months of base salary shown above.

(2)	Assumes our gross revenue for 2008 will be the same is it was in 2007.
(3)	Represents one year of base salary.
(4)
Represents the remaining two months of salary under Mr. Newland’s employment agreement as of December 31, 2007. Mr. Newland’s employment agreement was amended on January 8, 2008 to extend the term of his employment by two years. If the amended employment agreement were in effect on December 31, 2007 and Mr. Newland was terminated on December 31, 2007 without cause, he would have been entitled to receive an immediate payment of twelve months base salary ($155,400) instead of two months salary as shown above.

Change of Control Not Involving a Termination

Name	Salary	Bonus	Stock Options		Benefits	Total Benefits
Bradley Edson	—	—	—	(1)	—	—
Todd C. Crow	—	—	—	(1)	—	—
Leo Gingras	—	—	—	(1)	—	—
Kody Newland	—	—	$20,000	(2)	—	$20,000
Margie Adelman	—	—	—	(1)	—	—

(1)
Mssrs. Edson, Crow, Gingras, and Newland and Ms. Adelman were granted options to purchase 1,000,000, 100,000, 350,000, 100,000 and 100,000 shares of common stock, respectively, on January 8, 2008. Each of these options vest as to all unvested shares upon a change of control. As these options were granted after December 31, 2007, the change of control benefits that they would have received with respect to these options is not included in the table.

(2)
Represents the benefit that Mr. Newland would have received from the vesting of the 25,000 unvested shares underlying his option to purchase 500,000 shares. The benefit to Mr. Newland for the accelerated vesting of his stock option was calculated by multiplying the 25,000 unvested shares by the difference between the closing price of our common stock on December 31, 2007 ($1.40) and the per share exercise price of the stock option ($1.00).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding beneficial ownership of our common stock as of February 27, 2008, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after February 27, 2008, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percentage (1)
Patricia McPeak (2)	13,040,249	8.61%
Bradley D. Edson (3)	6,181,000	4.08%
James C. Lintzenich (4)	2,983,436	2.03%
Todd C. Crow (5)	1,572,642	1.07%
Margie D. Adelman (6)	1,072,207	*
Steven W. Saunders (7)	1,404,411	*
Kody Newland (8)	526,700	*
Leo G. Gingras(9)	107,167	*
Edward L. McMillan (10)	271,754	*
David Bensol (11)	145,417	*
Kenneth L. Shropshire (12)	100,417	*
Wesley K. Clark (13)	65,417	*
All directors and executive officers as a group (11 persons) (14)	14,430,568	9.17%

*	less than 1%

(1)
Applicable percentage of ownership is based on 145,418,965 shares of our common stock outstanding as of February 27, 2008, together with applicable options and warrants for such shareholder exercisable within 60 days of February 27, 2008.

(2)	Includes 2,002,882 shares issuable upon exercise of options held by reporting person. Also includes 153,598 common shares held by a trust controlled by the reporting person.
(3)	Includes 6,000,000 shares issuable upon exercise of options.
(4)	Includes 1,587,025 shares issuable upon exercise of a warrants and options.
(5)	Includes 1,562,942 shares issuable upon exercise of options and warrants.
(6)
Includes 2,500 shares issuable upon exercise of options held by Adelman Global of which the filing person is the owner. Also includes 1,000,000 shares issuable upon exercise of options held by the reporting person.

(7)	Includes 607,609 shares issuable upon exercise of options or warrants.
(8)	Includes 500,000 shares issuable upon exercise of options.
(9)	Includes 104,167 shares issuable upon exercise of options.
(10)
Includes 177,215 shares issuable upon exercise of options held by the reporting person. Also includes 76,799 shares issuable upon exercise of warrants jointly held by the reporting person and his spouse. Also includes 17,740 shares of common stock held by reporting person and his spouse.

(11)	Includes 100,417 shares issuable upon exercise of options.

(12)	Includes 100,417 shares issuable upon exercise of options.
(13)	Includes 65,417 shares issuable upon exercise of options.
(14)	Includes an aggregate of 11,884,508 shares issuable upon exercise of options and warrants.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, information with respect to our 2003 Stock Plan and 2005 Equity Incentive Plan, and with respect to certain other options and warrants, as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	210,000	$3.82	9,790,000	(1)
Equity compensation plans not approved by shareholders	20,573,502	$1.10	33,792	(2)
Total	20,783,502	$1.11	9,823,792

(1)	Represents shares reserved for future issuance under our 2005 Equity Incentive Plan.
(2)	Represents shares reserved for future issuance under our 2003 Stock Compensation Plan.

Our board of directors adopted our 2003 Stock Compensation Plan, or the 2003 Plan, on October, 2003. Under the terms of the 2003 Plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to us on such terms as are determined by our board of directors. A total of 10,000,000 shares of our common stock are reserved for issuance under the 2003 Plan. As of December 31, 2007 a total of 9,996,207 shares were issued under the 2003 Plan, no shares underlie outstanding stock option granted pursuant to the 2003 Plan and 3,793 shares were available for future grants under the 2003 Plan. Our board of directors administers the 2003 Plan and determines vesting schedules on plan awards. The 2003 Plan has a term of 10 years and stock options granted under the plan may not have terms in excess of 10 years. The Board may accelerate unvested options if we sell substantially all of our assets or are a party to a merger or consolidation in which we are not the surviving corporation. All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise.

A description of the 2005 Equity Incentive Plan is set forth above under Proposal 2.

As of December 31, 2007, options and warrants to purchase a total of 20,573,502 shares of our common stock were outstanding pursuant to compensation arrangements that have not been approved by our shareholders. The per share exercise prices of these options and warrants vary from $0.20 to $10.00. Of these options to purchase 20,573,502 shares, as of December 31, 2007 options to purchase a total of 9,312,942 shares are held by our current officers (See table titled “Outstanding Equity Awards As Of December 31, 2007” above) and options to purchase a total of 1,184,187 shares of common stock held by our current non-employee directors (for directors Bensol, Clark, Lintzenich, McMillan, Saunders and Shropshire, options to purchase 70,000, 35,000, 185,197, 146,798, 677,192 and 70,000 shares, respectively). Of the options to purchase 1,184,197 shares held by our non-employee directors, options to purchase a total of 799,197 shares held by directors Lintzenich, McMillan and Saunders were assumed by us when we acquired The RiceX Company in October 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our audit committee charter, our audit committee reviews and approves, unless otherwise approved by our compensation committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each, a “Related Party Transaction”). Before our adoption of an audit committee charter in April 2007, Related Party Transactions were approved by our full board of directors. Each of the transactions discussed below under “Related Party Transactions” have been reviewed and approved by our full board of directors. Approval of the first transaction described below occurred before we had an audit committee and approval of the second transaction described below occurred when Ms. McPeak was no longer a member of our board of directors.

Related Party Transactions

Since the beginning of 2007, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party that constitutes a Related Party Transaction, other than compensation described above in “Executive Compensation,” and as set forth below.

•
In April 2005, ITV Global, a direct response marketing company, agreed to pay Patricia McPeak, our founder and former Chairman and CEO, a royalty per unit of our products sold through infomercials that demonstrate certain of our products. Pursuant to this agreement, Ms. McPeak earned approximately $311,000 in 2007 from ITV Global. These payments are not the obligations of NutraCea.

•
On November 7, 2007, we entered into an agreement with Patricia McPeak, our founder and former Chairman and CEO, concerning our business relationship. Pursuant to the agreement, in consideration for a payment of $1 million, we acquired certain inventions and intellectual property rights from Ms. McPeak and acquired a right of first refusal to license, manufacture and/or sell products that Ms. McPeak may formulate in the future for the retail market and for feeding programs, subject to certain exceptions and agreement on license terms. In addition, Ms. McPeak agreed to assign to us her interest as a co-inventor in certain patent applications. The agreement also terminates her employment agreement with us and contains a number of other customary provisions relating to termination of employment, and also includes a general mutual release of all claims concerning any past events or conduct. The agreement also grants Ms. McPeak the non-exclusive right to sell stabilized rice bran products formulated from NutraCea ingredients in Central and South America, and via websites owned or controlled by Ms. McPeak. Additionally, we transferred to her the automotive vehicle we purchased for her in 2004 for $73,000 as part of the separation agreement (see Note 18 to the Consolidated Financial Statements).

AUDIT DISCLOSURE

Change in Independent Auditor

As previously reported in Nutracea’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2006, on December 11, 2006 NutraCea dismissed its independent auditor, Malone & Bailey, PC (“Malone”) and appointed Perry-Smith LLP (“Perry-Smith”) as its new independent auditor. These actions were approved by our board of directors upon the recommendation of our Audit Committee.

Malone’s reports on NutraCea’s financial statements for the two fiscal years ended December 31, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2005 and 2004, and through December 11, 2006, there were no disagreements between NutraCea and Malone on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused it to make reference to the subject matter of the disagreements in connection with its report on NutraCea’s financial statements for such years. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal years of NutraCea ended December 31, 2005 and 2004, or within the interim period through December 11, 2006. Malone & Bailey’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as Exhibit 16 to NutraCea’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2006.

During the fiscal years ended December 31, 2005 and 2004, and through December 10, 2006, neither NutraCea nor anyone acting on its behalf consulted with Perry-Smith regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NutraCea specifically incorporates it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2007.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed with NutraCea’s management the audited consolidated financial statements for the fiscal year ended December 31, 2007;
•
discussed with Perry-Smith LLP, NutraCea’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•
received the written disclosures and the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Perry-Smith LLP its independence; and

•
considered whether the provision of non-audit services as noted below is compatible with maintaining the independence of Perry-Smith, LLP, and has determined that such provision of non-audit services is compatible.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NutraCea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

James C. Lintzenich, chairman David Bensol Edward McMillan

Independent Public Accountants

NutraCea’s independent public accountants for the last completed fiscal year ended December 31, 2007, were Perry-Smith LLP. The Board anticipates that representatives of Perry-Smith will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions. The Audit Committee has not yet selected its principle independent registered public accounting firm to perform the audit of NutraCea’s financial statements for 2008. The Audit Committee anticipates the selection will occur at its next scheduled meeting on June 4, 2008.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Perry-Smith to us for the audit of our annual financial statements for the years ended December 31, 2007 and 2006, and fees billed for audit-related services, tax services and all other services rendered to us by Perry-Smith for 2006 and 2007. The table also presents fees for professional services rendered by Malone & Bailey, PC (“Malone”), our former independent public accountant, for fees billed for audit and audit-related services, tax services and all other services rendered to NutraCea by Malone for the portion of 2006 during which Malone served as our independent auditors.

Fees	2007	2006
Audit Fees	$313,000	$150,000
Tax Fees	$60,000	$18,000
All Other Fees	—	—

Total	$373,000	$150,000

Audit Fees. Audit fees relate to services related to the audit of our financial statements and review of financial statements included in our quarterly reports on Form 10-Q, including review of registration statements filed with the SEC.

Tax Fees. Tax fees include fees for services rendered in connection with preparation of federal, state and foreign tax returns and other filings and tax consultation services.

All Other Fees. There were no other fees in 2007 and 2006.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent accountants prior to the engagement of the independent accountants for such services. All fees reported under the headings Audit Fees, Tax Fees and All Other Fees above for 2006 and 2007 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires NutraCea’s directors, executive officers and holders of more than 10% of a registered class of NutraCea’s equity securities to file with the Securities and Exchange Commission, (“SEC”) initial reports of ownership and reports of changes in ownership of NutraCea’s common stock and other equity securities. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish NutraCea with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such forms furnished to NutraCea, NutraCea believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2007 were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners.

OTHER BUSINESS

NutraCea’s management knows of no other business to be brought before the 2008 Annual Meeting of Shareholders. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, without charge, by writing to Todd C. Crow, NutraCea’s Chief Financial Officer, at NutraCea’s principal executive offices at 5090 North 40th Street, Fourth Floor, Phoenix, Arizona 85018.

By Order of the Board of Directors

/s/ Todd C. Crow
Todd C. Crow Chief Financial Officer
Phoenix, Arizona May 1, 2007

Annex A

NUTRACEA

2005 EQUITY INCENTIVE PLAN

As Amended April 15, 2008

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 10,000,000. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. In order that ISO’s may be granted under this Plan, no more than 10,000,000 Shares shall be issued as ISOs. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the maximum number of Shares that may be issued as ISOs set forth in Section 2.1, and (d) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan. Subject to the provisions of this Plan relating to capitalization adjustments, no Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

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(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	select persons to receive Awards;

(d)
determine the form and terms of Awards (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable and the extension or acceleration of any such provisions or limitations, based in each case on such factors as the Committee shall determine, in its sole discretion;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3 Compliance with Code Section 162(m). If two or more members of the Board are “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors.

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

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5.3 Exercise Period and Expiration Date. An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Options, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines. However, except in the case of Options granted to Officers, Directors, and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted.

5.4 Exercise Price. The Exercise Price of an NQSO will be determined by the Committee when the Option is granted; provided, however, that if expressly required by one or more state securities authorities or laws as a condition of issuing Awards and Shares in compliance with the securities laws of such state, the exercise price of an NQSO shall not be less than 85% of the Fair Market Value of the Shares on the date of grant and the Exercise Price of any NQSO granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, an NQSO may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or a substitution for another Option in a manner consistent with the provisions of Section 424(a) of the Code. The Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant and the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, an ISO may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or a substitution for another Option in a manner consistent with the provisions of Section 424(a) of the Code. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)
If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than thirty (30) days after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)
If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter (but not less than six months) or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or “disability,” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

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(c)
Notwithstanding the provisions in paragraphs 5.6(a) and (b) above, Award Agreements and other agreements relating to Awards under this Plan may include a provision that if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that Participant’s service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants effected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11 Automatic Grant Program for Non-Employee Directors. Each Non-employee Director shall be eligible to receive Options under the automatic option grant program described below (the Program”).

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(a)
Annual Grants. On the date of each of the Company's annual meetings of shareholders, if the Non-Employee Director is still a member of the Board after the meeting, the Optionee will automatically be granted an NQSO for 100,000 Shares (a "Annual Grant").

(b)
Vesting. Options granted under the Program shall be exercisable as they vest. The date an Optionee receives an Annual Grant is referred to as the "Start Date" for such Option. Each Annual Grant will vest as to 1/12th of the Shares subject to such grant monthly following the Start Date.

(c)	Exercise Price. The exercise price of an Option granted under the Program shall be the Fair Market Value of the Shares, at the time that the Option is granted.

(d)
Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its Start Date (the "Expiration Date"). The Option shall cease to vest if the Optionee ceases to be a member of the Board. The date on which the Optionee ceases to be a member of the Board shall be referred to in this Section as the "Termination Date". An Option may be exercised after the Termination Date only as set forth below:

(e)
If the Optionee ceases to be a member of the Board for any reason, then each Option then held by such Optionee, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) within ninety (90) days after the Termination Date (or such shorter or longer period as is specified in the Option Agreement), but in no event later than the Expiration Date.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee; provided, that if expressly required by any state securities authorities as a condition of the offer and sale of Shares subject to Restricted Stock Awards in compliance with the securities laws of such state, the Purchase Price will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3 Restrictions. Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

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2005 Equity Incentive Plan

7. STOCK BONUSES.

7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company (provided that the Participant pays the Company the par value, if any, of the Shares awarded by such Stock Bonus in cash) pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee determines otherwise.

8. PAYMENT FOR SHARE PURCHASES.

8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)
by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)
subject to applicable law, by waiver of compensation due or accrued to the Participant for services rendered; provided, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

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(d)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)
through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)
through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)	by any combination of the foregoing.

9. WITHHOLDING TAXES.

9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10. PRIVILEGES OF STOCK OWNERSHIP.

10.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

10.2 Financial Statements. If expressly required by any state securities authorities as a condition of the offer and issuance of Awards in compliance with the securities laws of such state, the Company shall provide to each Participant during the period such Participant holds an outstanding Award a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year during the period Awards are outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

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11. TRANSFERABILITY. Unless determined otherwise by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant. If the Committee in its sole discretion makes an Award or any interest therein transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not "Vested" (as defined in the Stock Option Agreement) held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's original Purchase Price, provided, that the right to repurchase lapses at the rate of at least 20% per year over five (5) years from the date the Shares were purchased (or from the date of grant of options in the case of Shares obtained pursuant to a Stock Option Agreement and Stock Option Exercise Agreement), and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

15. REPRICING, EXCHANGE,  BUYOUT OF AWARDS. The repricing of Options is permitted without prior stockholder approval, provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time authorize the Company, in the case of an Option exchange without stockholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

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17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the shareholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute such Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards shall expire on such transaction at such time and on such conditions as the Board will determine. Notwithstanding anything in this Plan to the contrary, the Board may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18.  If the Board exercises such discretion with respect to Options, such Options will become exercisable to the extent determined by the Board prior to the consummation of such event at such time and on such conditions as the Board determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Board.

18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

NutraCea
2005 Equity Incentive Plan

19. ADOPTION AND SHAREHOLDER APPROVAL. This Plan was adopted by the Board on May 26, 2005 (“Effective Date”). This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the shareholders of the Company; and (c) in the event that shareholder approval of such increase is not obtained within the time period provided herein, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

20. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years following the Effective Date.

21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act) pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. LIMITATION. If expressly required by one or more state securities authorities or laws as a condition of issuing Awards and Shares in compliance with the securities laws of such state, the Company will not issue any Awards or Shares under this Plan without first obtaining shareholder approval of this Plan in such manner as required by the applicable state securities authorities or laws.

24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

"Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

"Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

"Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

"Board" means the Board of Directors of the Company.

“Cause” means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

NutraCea
2005 Equity Incentive Plan

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

"Company" means NutraCea, a corporation organized under the laws of the State of California, or any successor corporation.

"Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)  if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”) or the OTC Bulletin Board, its closing price on the Nasdaq Market or the OTC Bulletin Board on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(2)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(3)  if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market, listed or admitted to trading on a national securities exchange, nor trading on the OTC Bulletin Board, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(4)  if none of the foregoing is applicable, by the Board or the Committee in good faith and by taking into account such factors as may be required by applicable law.

"Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

“Non-employee Director” means a director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

"Option" means an award of an option to purchase Shares pursuant to Section 5.

NutraCea
2005 Equity Incentive Plan

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Participant" means a person who receives an Award under this Plan.

"Plan" means this NutraCea 2005 Equity Incentive Plan, as amended from time to time.

"Restricted Stock Award" means an award of Shares pursuant to Section 6.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

"Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

ANNUAL MEETING OF SHAREHOLDERS OF

NUTRACEA

June 4, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000001000 8 060408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Bradley D. Edson
- ○ David S. Bensol
- ○ Wesley K. Clark
- ○ James C. Lintzenich
- ○ Edward L. McMillan
- ○ Steven W. Saunders
- ○ Kenneth L. Shropshire

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposals described above.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2008
9:00 A.M. (Local Time)
Arizona Biltmore Resort and Spa
2400 E. Missouri
Phoenix, AZ 85016

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE AT THE ENTRANCE TO THE ANNUAL MEETING.

NUTRACEA

Name: ______________________________

Address: ______________________________

Non-Transferable

1

NUTRACEA

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of NutraCea, a California corporation (the "Company"), hereby appoints Bradley D. Edson, Leo G. Gingras and Todd C. Crow, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2008 Annual Meeting of Shareholders of the Company, to be held at Arizona Biltmore Resort and Spa, 2400 E. Missouri, Phoenix, AZ 85016, on Wednesday, June 4, 2008, from 9:00 A.M. to 11:00 A.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

14475